SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2003

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-32613	77-0559897
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California 93940

(Address of principal executive offices) (Zip Code)

(831) 333-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Required FD Disclosure.

On September 26, 2003, the registrant entered into a $20 million credit facility with Bank of America, N.A. The loan agreement is attached to this current report as Exhibit 4.1 and is incorporated by reference to this report. The new financing arrangement replaces the Company’s credit facility with GMAC Business Credit, LLC.

Pursuant to the new financing arrangement, Bank of America agrees to loan to the Company and its wholly-owned subsidiaries, from time to time, up to $15 million through a two-year revolving line of credit and up to $5 million through a five-year reducing-revolving term loan. The loan agreement contains terms and covenants that provide the Company with greater financial and operating flexibility than it had under its previous financing arrangement. The new credit facility is secured by substantially all of the receivables, inventory and equipment, as well as the intellectual property, of the Company and each of its wholly-owned subsidiaries. The Company’s interest rates will be reduced by roughly 125 basis points, as compared to the Company’s interest rates under its previous credit facility, and will adjust with changes in market rates.

On September 29, 2003, the registrant announced its entry into the new credit facility. The press release is attached to this current report as Exhibit 99.1 and is incorporated by reference to this report.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 29, 2003

EXCELLIGENCE LEARNING CORPORATION

By:	/s/ Richard Delaney
	Name:	Richard Delaney
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

*4.1	Business Loan Agreement, dated as of September 26, 2003, between Bank of America, N.A. and Excelligence Learning Corporation, Earlychildhood LLC, Educational Products, Inc., SmarterKids.com, Inc., Marketing Logistics, Inc., and Colorations, Inc.

*99.1	Press release dated September 29, 2003.

*	Filed herewith.